EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use in this Registration Statement of NS8 Corporation on Form SB-2 of our report dated March 19, 2004 (which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to continue as a going concern), appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption "Experts" in such Prospectus.

                           By:  /s/  Singer  Lewak  Greenbaum  & Goldstein  LLP
                                -----------------------------------------------
                               Singer Lewak Greenbaum & Goldstein LLP

Singer  Lewak  Greenbaum  &  Goldstein  LLP
Los  Angeles,  CA
June  17,  2004


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